COOPERATION AND STRATEGIC
                               ALLIANCE AGREEMENT

     This Cooperation and Strategic Alliance Agreement (this "Agreement") is entered into as of April 21, 1997, by and between Trimeris, Inc., a Delaware corporation ("Trimeris"), and MiniMed Inc., a Delaware corporation ("MiniMed").

                                    RECITALS

     A. Trimeris has developed a novel approach to the design and development of drugs and other compounds which may have application for the treatment of a variety of medical conditions.

     B. MiniMed is a leader in the design, development, manufacturing and marketing of advanced microinfusion systems for delivery of a variety of drugs.

     C. MiniMed and Trimeris wish to cooperate in the development, establishment and worldwide delivery of therapies for the treatment of various medical conditions by taking advantage of the respective technologies and other resources and assets of MiniMed and Trimeris, on the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

     In consideration of the terms and conditions contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

     1. Definitions.

     (a) "Affiliate" means any person, directly or indirectly, controlling, controlled by or under common control with any other person. "Control" shall mean the direct or indirect ownership of 50% or more of the voting interest in, or 50% or more of the interest in the income of, such other person, or the ability to appoint, elect or direct at least 50% of the governing body of any such person.

     (b) "Alliance Coordinator" means the person designated by a Party pursuant to Section 3(e) of this Agreement, to be the primary contact person for such Party for purposes of this Agreement.

     (c) "FDA" means the United States Food and Drug Administration, and any successor entity that may be established hereafter which has substantially the same authority or responsibility currently vested in the United States Food and Drug Administration.

     (d) "Governing Rules" means the general guidelines established by the Managing Committee pursuant to Section 3(d) of this Agreement, which will be used to guide generally the activities of the Managing Committee and the Parties which are undertaken pursuant to this Agreement.

     (e) "Implementation Strategy" means the comprehensive approach and strategy, which may be reduced to written form, which is developed by the Managing Committee with respect to the development and implementation of business activities hereunder. The Implementation Strategy shall generally relate to the delivery of medical therapies to patients by MiniMed and Trimeris, which therapies incorporate MiniMed Products and Trimeris Compounds, as contemplated by this Agreement.

     (f) "Joint Intellectual Property" means any intellectual property rights which arise from the joint activities conducted pursuant to this Agreement, and which shall be jointly owned as set forth in Section 8 of this Agreement.

     (g) "Law" means any local, state or federal rule, regulation, statute or law relevant to the activities undertaken pursuant to this Agreement or applicable to either of the Parties with respect to any matters set form herein.

     (h) "Losses" means any liabilities, damages, costs or expenses, including, without limitation, reasonable attorneys' fees (including the allocable cost of in-house counsel), which arise from any claim, lawsuit, demand or other action by any Party other than one of the Parties or an Affiliate of one of the Parties.

     (i)  "Managing  Committee"  means the  committee  established  pursuant  to
Section 3 which is responsible for the development and oversight of all activities pursuant to this Agreement, in accordance with the terms of this Agreement.

     (j) "MiniMed Products" means any products, supplies or other goods which are designed, developed, manufactured or marketed by MiniMed, whether existing on the date of this Agreement or subsequently developed, acquired or otherwise obtained by MiniMed.

     (k) "Party" or "Parties" rereads MiniMed or Trimeris, or MiniMed and Trimeris, collectively, as appropriate.

     (1) "Senior Management Representative" means an executive officer of each Party designated to facilitate the resolution of disputes hereunder, as described in Section 3 of this Agreement.

     (m) "Target Therapy" means a comprehensive health care therapy which utilizes Trimeris Compounds and MiniMed Products and which is to be delivered through the cooperative efforts of the Parties as contemplated by this Agreement.

     (n) "Trimeris Compound" means any compound from time to time developed by Trimeris for the treatment for venous medical conditions, which compound utilizes Trimeris' cellular membrane anti-fusion technology.

     2. General Agreement

     MiniMed and Trimeris shall collaborate and cooperate in the design, development and implementation of therapies for the treatment of medical conditions, utilizing MiniMed Products and Trimeris Compounds, as set forth herein. The identification of candidate Trimeris Compounds, and the specific terms regarding the scope and type of the collaborative efforts (including, without limitation, the economic terms with respect to the parties), shall be determined from time to time in accordance with Sections 3 and 4 of this Agreement.

     3. Managing Committee.

     (a) MiniMed and Trimeris shall establish a Managing Committee hereunder, which shall consist of two (2) representatives from each of MiniMed and Trimeris. The initial designees are set forth in Schedule A hereto. MiniMed and Trimeris may each from time to time replace its respective representatives on the Managing Committee, in its sole and absolute discretion, by notice to the other Party.

     (b) It is among the objectives of the Parties to design, develop and implement the Target Therapies in a reasonably practicable fashion, subject, however, to the respective corporate regulatory, financial and other obligations and considerations of each of the Parties from time to time determined. To achieve this objective, the Managing

Committee  shall be responsible  for  identifying  Trimeris  Compounds which are
appropriate   candidates  for   consideration   under  this   Agreement,   and
establishing an Implementation Strategy for those Trimeris Compounds from time to time designated and determined by the Managing Committee.

     (c) The Managing Committee shall meet at such times and places as it shall determine appropriate to carry out its responsibilities hereunder. Such meetings may be in person or by means of telephonic communication. Either Party may designate an alternate member of the Managing Committee to act on behalf of a member on a temporary or interim basis, in the reasonable discretion of such Party. Either Party, through its Managing Committee members, may call a meeting of the Managing Committee by giving written notice thereof to the members of the other Party.

     (d) The Managing Committee shall establish guidelines to govern the strategic activities, co-development and related activities of the Parties; the Managing Committee shall also establish such guidelines with respect to operational matters at such time as a Target Therapy is commercialized or in a pre-commercialized phase, as contemplated by this Agreement. All such guidelines shall be subject to the qualification of Section 3(g) hereof. The Managing Committee shall be responsible for taking such other actions as may be provided for or contemplated by this Agreement, subject at all times to the requirements of Section 3(g), including the establishment and implementation of the "Governing Rules."

     (e) The Parties shall each name one (1) of its Managing Committee members as its Alliance Coordinator, who shall be the primary contact for purposes of this Agreement, except to the extent the parties may otherwise agree. Either Party may change its designation of Alliance Coordinator, in its sole and absolute discretion, upon written notice to the other Party.

     (f) If a disagreement arises between the Parties as to any matters within the scope of this Agreement, either Party may give written notice to the other. If the Alliance Coordinators are unable to resolve the dispute satisfactorily, despite their good faith efforts, within thirty (30) days of receipt of such notice, either Alliance Coordinator may request a meeting of the Managing Committee, which will, in good faith, diligently seek to resolve the dispute. If the Managing Committee is unable to resolve the dispute, notwithstanding the exercise of good faith efforts, within thirty (30) days after such meeting, then, unless otherwise agreed by the Alliance Coordinators, the matter shall thereafter formally be referred to a Senior Management Representative of each of the Parties, the initial designations of which are set forth in Schedule A. Either Party may, in its sole discretion, change its designee of the Senior Management Representative by written notice to the other. Except as expressly provided in the immediately following sentence, neither Party shall initiate any formal action against the other, including, without limitation, the formal commencement of arbitration proceedings or the formal filing of legal action, until at least thirty (30) days have elapsed since the first communication between the Senior Management Representatives hereunder. Notwithstanding the foregoing, either Party may initiate proceedings to seek injunctive relief before the time period otherwise required hereunder shall elapse, if such Party in good faith believes that it will suffer irreparable harm without the initiation of such proceedings.

     (g) Notwithstanding anything to the contrary contained in this Agreement, the authority of the Managing Committee shall at all times be subject to the respective requirements and obligations of the quality systems and regulatory policies and procedures, and internal corporate governance requirements, of each of Trimeris and MiniMed. The Managing Committee shall establish Governing Rules, which shall serve as guidelines for the general activities under this Agreement, and Implementing Strategies relative to the activities for each Target Therapy, all of which shall supplement the terms hereof, but which procedures and systems shall satisfy and be consistent with the respective policies, procedures, and systems of MiniMed and Trimeris. In that regard, the

Parties shall reasonably cooperate in an attempt to assure their respective systems do not unduly impede the carrying out of the intent of this Agreement. Without limiting the generality of the foregoing, the operations and authority of the Managing Committee shall be consistent with the underlying corporate policies of each of MiniMed and Trimeris with respect to the operation of clinical trials and studies, regulatory affairs relating to development, promotion, worldwide distribution and servicing of the delivery of Target Therapies, quality assurance activities, medical device and adverse event reporting requirements, patent strategies, and the like. The Managing Committee shall establish a proposed approach for the Governing Rules within ninety (90) days of the execution of this Agreement that shall consider the relevant respective obligations of the parties.

     4. Target Therapies.

     The Parties shall diligently pursue the design, development and ultimate commercialization of Target Therapies from time to time designated by the Managing Committee. For each Target Therapy designated as such by the Parties, the Managing Committee shall develop an Implementation Strategy, which shall consist of a comprehensive plan with respect to such activities. It is the intention of the Parties that they will cooperate jointly in such activities, as from time to time mutually determined by the Managing Committee and agreed to by the Parties. The Parties currently contemplate that the Implementation Strategies with respect to each Target Therapy may be developed in one or more phases, and may include or address, without limitation, the following:

     (a) Formulation of Trimeris Compounds for delivery via MiniMed Products, including, without limitation, chemical stability and materials compatibility issues. MiniMed shall be responsible generally for Investigating appropriate modalities for drug deliver alternatives.

     (b) Clinical research, including the design, development, implementation and analysis of joint clinical trials and protocols, feasibility studies and similar activities from time to time agreed to by the Parties.

     (c) Strategies and physical requirements for the manufacture, packaging and storage of the Trimeris Compounds relative to the Target Therapies.

     (d) Market research activities.

     (e) Patent strategies with respect to Joint Intellectual Property.

     (f) Strategies and activities relative to the requisite regulatory approvals of and post-market regulatory compliance for the components of the Target Therapies. (Notwithstanding the foregoing, its is recognized and agreed that Trimeris will generally be responsible for the regulatory approval of the Trimeris Compounds, and MiniMed will generally be responsible for the regulatory approval of the MiniMed Products; provided, however, that the Managing Committee may from time to time determine appropriate joint regulatory strategies which may include joint or coordinated submissions to the FDA and other appropriate regulatory authorities.)

     (g) Market development activities, which may include, without limitation, educational and other programs for health care professionals and third party payoffs.

     (h) Marketing activities, which may include, without limitation, activities directed to patients, health care professionals and third party payors.

     (i) Clinical and technical services to provide support relative to the delivery systems for the Target Therapies, which may be based upon the current MiniMed model of providing technical services for MiniMed Products and 24-hour clinical services.

     (j) Sales and related worldwide distribution activities relating to the Target Therapies, including the composition and structure of the sales force or distribution network, or other method of distribution (which may involve third parties with which the Parties may collaborate hereunder), all of which will be determined in the exercise of the Managing Committee's responsibilities.

     (k) Warranty, product service (including technical service and clinical service) and similar matters.

     (1) The right of a Party to terminate the Party's commitments with respect to a particular Target Therapy in accordance with subsection 9(e) or in the event milestones established by the Managing Committee arc not achieved.

     It is the intention of the Parties that they will participate in the investment, contribution, commitment and risks associated with the design, development and commercialization of the Target Therapies. Accordingly, the parties intend generally to allocate the financial costs and profits of the Target Therapies commercialized hereunder. It is currently contemplated, however, that: (i) MiniMed shall be responsible generally for all development and regulatory expenses relating to the MiniMed Products, (ii) Trimeris shall be responsible for all development and regulatory expenses relating to the Trimeris Compounds, (iii) the Parties shall share expenses for clinical trials, and marketing and selling expenses relative to the Target Therapies. The Parties may from time to time agree to allocate such costs and expenses differently in certain circumstances, which would be incorporated into an Implementation Strategy for a specified Target Therapy.

     In furtherance of the foregoing, the Implementation Strategy may include appropriate provisions for revenue sharing, which may vary depending upon the requirements of a particular Target Therapy, but which may include, without limitation, the following. (i) determination of an appropriate transfer price for the Trimeris

Compounds (in circumstances in which the Managing Committee determines that MiniMed is the appropriate party to undertake distribution, and on such terms as the Parties may agree), (ii) allocation for costs and expenses associated with formulation and packaging of the Trimeris Compounds and, to the extent required, the MiniMed Products, (iii) costs associated with the delivery of the Target Therapy, (iv) costs associated with clinical and technical support associated with the Target Therapy and (v) an appropriate formula or basis to determine the profits derived from the delivery of the Target Therapy.

     Notwithstanding the foregoing, however, the parties recognize and agree that an unanticipated disparity may occur or eventuate in the actual contribution of each Party with respect to the design, development, distribution and commercialization of a particular Target Therapy. With respect to each Target Therapy, to the extent a Party in good faith concludes that the financial return to such Party is inconsistent with this Agreement and the reasonable expectations of such Party, then it may give notice thereof to the other Party (which shall include supporting documentation for its position), to be reviewed and considered by the other Party. The Parties shall engage in good faith negotiations relative to the financial arrangement applicable as between the Parties with respect to any Target Therapy to the extent a notice is given as contemplated by this provision.

     With respect to any particular Target Therapy, the Parties acknowledge and agree that they may need to further collaborate with additional unrelated third parties. In such event, the Parties shall cooperate hereunder to devise an appropriate strategy with respect to pursuing such third parties. Without limiting the generality of the foregoing, the Parties acknowledge and agree that the treatment of diseases caused by enveloped viruses (which are the general targets of the Trimeris Compounds), particularly HIV/AIDS, may be best accomplished by a variety of anti-retroviral therapies, including "drug cocktails" containing multiple therapeutic agents. and that many of the components of such cocktails are best delivered by continuous infusion such as is accomplished by MiniMed Products. To the extent determined to be scientifically appropriate, the Parties, collectively and/or individually, shall investigate the use of the Trimeris Compounds in such cocktails for use as a Target Therapy hereunder. To the extent such cocktails containing anti-viral compounds (e.g., protease inhibitors, reverse transcriptase inhibitors and the like) other than the Trimeris Compounds are identified hereunder, the Managing Committee shall in good faith cooperate to determine an appropriate business strategy (which may include, without limitation, financial allocations based upon the relative contributions of the Parties and one or more third parties) which will be recommended to the Parties for approval.

     5. Pentafuside (T-20). The Parties acknowledge that they have been collaborating with respect to the development of Pentafuside, a Trimeris Compound for the treatment of HIV/AIDS, the delivery of which, with MiniMed Products, the Parties have designated as a Target Therapy hereunder. The Managing Committee shall undertake to establish the first phase of an Implementation Strategy for such Target Therapy within ninety (90) days from the date of this Agreement.

     6. Representations and Warranties.

     (a) MiniMed Representations and Warranties. MiniMed represents and warrants to Trimeris as follows:

          (i) MiniMed is a corporation duly organized validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on MiniMed or its ability to perform hereunder.

     (ii) MiniMed has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of MiniMed. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of MiniMed and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon MiniMed or its ability to perform its obligations hereunder.

          (iii) The execution and delivery of this Agreement by MiniMed, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Certificate of Incorporation or Bylaws of MiniMed, or any material agreement, contract, commitment or obligation to which MiniMed is a Party or by which it is bound, and will not: conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over MiniMed or its assets or properties.

     (b) Trimeris Representations and Warranties. Trimeris represents and warrants to MiniMed as follows:

          (i) Trimeris is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Trimeris or its ability to perform hereunder.

          (ii) Trimeris has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Trimeris. This Agreement has been duly executed and the provisions hereof constitute the valid and legally binding obligations of Trimeris and do not require the consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any person, public or governmental authority or other entity, except for any of the foregoing which have been received or obtained or, either individually or in the aggregate, do not and would not have a material adverse effect upon Trimeris or its ability to perform its obligations hereunder.

          (iii) The execution and delivery of this Agreement by Trimeris, and the performance of its obligations hereunder, are not in violation or breach of, and will not conflict with or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of Trimeris, or any material agreement, contract, commitment or obligation to which Trimeris is a Party or by which it is bound, and will not conflict with or violate any applicable Law or any order or decree of any governmental agency or court having jurisdiction over Trimeris or its assets or properties.

     7. Compliance With Laws.

     In performing their obligations hereunder, MiniMed and Trimeris shall comply in all material respects with all Laws regarding or relevant to the performance of their respective obligations hereunder, except for any noncompliance which, individually or in the aggregate, do not and would not have a material adverse affect upon either Party hereto, or the agreements contemplated hereby. Without limiting the generality of the foregoing, each Party shall comply in all respects with all of the rules, regulations, statutes and laws under the jurisdiction of the FDA, comparable regulatory bodies of any state or any foreign jurisdiction, or such other regulatory authority which may from time to time exercise jurisdiction over the activities of either MiniMed or Trimeris, or which affect, impact or otherwise relate to this Agreement or the activities conducted hereunder or contemplated hereby. MiniMed and Trimeris shall cooperate with each other during any inspection, investigation or other inquiry by any governmental agency exercising any such jurisdiction or authority, including providing appropriate information and/or documentation, as may be lawfully requested by such governmental entity. Notwithstanding the foregoing, each Party expressly reserves its rights to in good faith challenge the activities of any such governmental agency, to the extent such Party deems appropriate. Further notwithstanding the foregoing, neither MiniMed nor Trimeris shall be under any obligation to disclose information hereunder if, and to the extent, such Party in good faith is seeking to protect the attorney-client privilege with respect to any such activity or event.

     8. Intellectual Property.

     (a) Joint Developments. Each Party shall disclose to the other any and all useful ideas, concepts, methods, procedures, processes, improvements, inventions, discoveries, and the like which arise from the joint activities conducted by the Parties hereunder ("Discoveries") of any nature, made, conceived or first reduced to practice as a result of the Parties' activities hereunder. The Parties shall jointly own any and all rights, title and interest in and to all Discoveries that are a result of this Agreement, and such property shall constitute Joint Intellectual Property hereunder. The parties contracting for any work performed under this Agreement by a subcontractor or contract employee shall ensure all Discoveries vest with Trimeris and MiniMed. The Parties shall in good faith consider the inclusion of procedures relative to patent filings and related matters with respect to Discoveries which constitute Joint Intellectual Property, which procedures would be considered for inclusion in the Governing Rules.

     (b) Sole Property. All existing Trimeris intellectual property (including all aspects of the Trimeris Compounds), and all intellectual property developed solely by Trimeris independent from activities pursuant to this Agreement (which must be independently verifiable), shall be and remain the sole and exclusive property of Trimeris. All existing MiniMed intellectual property (including all aspects of the MiniMed Products), and all intellectual property developed solely by MiniMed independent from activities undertaken pursuant to this Agreement (which must be independently verifiable), shall be and remain the sole and exclusive property of MiniMed.

     9. Covenant Not to Compete; Exclusivity.

     (a) Except as provided for herein, during the term of this Agreement, the Parties shall deal exclusively with one another with respect to the delivery of Target Therapies, subject to the inclusion of additional collaborative parties as contemplated by Section 4.

     (b) During the term of this Agreement and for a period of one (1) year thereafter, MiniMed shall not, without the prior written consent of Trimeris, enter into any agreement or arrangement with any other person or entity with respect to the continuous or continual microdose infusion of any pharmaceutical product which is predicated on anti-viral agents which block virus to cell membrane fusion.

     (c) During the term of this Agreement and for a period of one (1) year thereafter, Trimeris shall not, without the prior written consent of MiniMed, enter into any agreement or arrangement with any person or entity with respect to the design, development or distribution of any of the Trimeris Compounds used in a Target Therapy hereunder for administration via a continuous or continual microdose infusion delivery system.

     (d) The Parties acknowledge and agree that, except as may be mutually determined with respect to an Implementation Strategy, or otherwise agreed to in writing (i) Trimeris may collaborate, independent of this Agreement, with other parties for the development and distribution of Trimeris Compounds used in a Target Therapy hereunder for delivery otherwise than via continuous or continual microdose infusion and (ii) except as expressly provided for in subsection (b) above, MiniMed may collaborate, independent of this Agreement, with other parties for the delivery of drugs, drug "cocktails" and compounds other than the Trimeris Compounds, some of which may be deemed to be competitive with one or more of the Trimeris Compounds.

     (e) Notwithstanding the foregoing, the Parties recognize that circumstances may eventuate wherein the capability of Trimeris to efficiently and effectively distribute a Trimeris compound identified for use in a Target Therapy hereunder is materially and adversely affected because of the exclusivity and noncompetition provisions contained herein ("Materially Adverse Circumstances"). In recognition of such possibility, the Management Committee may include in an Implementation Strategy the right of Trimeris to terminate its obligations with respect to the subject Trimeris Compound, subject to the terms and conditions herein and in the Implementation Strategy. In any such case, Trimeris must in good faith conclude that Materially Adverse Circumstances exist and Trimeris shall be obligated to pay MiniMed a termination fee in the form of a one-time payment and/or royalty payments for the balance of the exclusivity period.

     With respect to Pentafuside, if Materially Adverse Circumstances occur, Trimeris may terminate its obligations hereunder with respect to Pentafuside, in which case

Trimeris shall be obligated to pay MiniMed royalties equal to seven percent (7%) of the Net Proceeds. For purposes of this Agreement "Net Proceeds" shall mean the gross revenue derived from sales of Pentafuside formulated for delivery via continuous or continual microdose infusion, less (i) applicable taxes and other governmental charges, (ii) allowances for credits, returns, discounts, rebates and cancellations, and (iii) actual freight cost. The obligation of Trimeris to pay such royalties shall terminate on the sixth (6") anniversary of the date the FDA grants a New Drug Approval for Pentafuside. MiniMed shall have reasonable audit rights to verify such royalty payments, which shall be paid quarterly
(within sixty days of the end of each calendar quarter), and shall be accompanied by a royalty report setting forth the basis for the royalty calculation.

     10. Term. Extension and Termination.

     (a) Term. The term of this Agreement shall commence as of the date hereof and continue until the date six (6) years after the FDA grants a New Drug Approval for a Trimeris Compound used in a Target Therapy hereunder ("Initial Term"), unless sooner terminated as set forth herein. Unless sooner terminated in accordance with the terms of this Agreements the term of this Agreement shall automatically be extended for additional successive 12-month periods, unless a Party gives notice of nonrenewal at least six (6) months prior to the end of the Initial Term or any renewal term.

     (b) Termination.

          (i) Breach. If a Party materially defaults in its performance of any of its material obligations under this Agreement, and such default is not cured or resolution of a disputed breach pursuant to Subsection 3(f) is not demanded within sixty (60) days of written notice of such default by the other Party, this Agreement may be terminated at the end of such 60-day period by the Party not in default by written notice of termination to the defaulting Party, such written notice to be given not later than seventy-five (75) days after the first written notice.

          (ii) Bankruptcy. In the event of the institution by or against either Party of insolvency, receivership or bankruptcy, proceedings or any other proceedings for the settlement of a Party's debts which are not dismissed within sixty (60) days, or upon a Party's making an assignment for the benefit of creditors, or upon a Party's dissolution or ceasing to do business, the other Party may terminate this Agreement upon written notice.

     (c) Effect of Termination. The provisions of Section 9 (Covenant Not to Compete), Section 11 (Confidentiality), Section 12 (Indemnification), and
Section 13 (General), shall survive the termination of this Agreement.

     11. Confidentiality

     (a) Disclosure of Confidential Information. Except as otherwise expressly provided in this Agreement or as may be agreed to by the Managing Committee in writing, both MiniMed and Trimeris shall retain in confidence and not use for its own benefit (other than as expressly contemplated by this Agreement) all confidential and proprietary information received from the other as a result of this Agreement during the term of this Agreement and continuing thereafter for a period of five (5) years after termination. Such information may, however, be disclosed insofar as such disclosure is necessary (where possible, with adequate safeguards for confidentiality,) to allow either Party to defend against litigation, to file and prosecute patent applications or to comply with governmental regulations, or rules or regulations of applicable self-regulatory organizations (including, without limitation, any exchange or stock market on which the securities of a Party are listed or traded, or qualified for trading), or otherwise as required by Law. Such obligation of confidentiality and non-use shall also not apply to information which: (i) is in the public domain as of the date of receipt, (ii) comes into the public domain through no fault of the Party claiming waiver, (iii) was known by the Party claiming waiver prior to disclosure, as shown by such Party's written records, (iv) is disclosed to the Party claiming waiver by a third party having a lawful right to make such disclosure, (v) is independently developed by the Party claiming waiver, or (vi) is disclosed to a third party that has agreed in writing to be bound by obligations of confidentiality similar to those set forth herein. Nothing contained herein shall prevent either Party from disclosing information to its Affiliates or to the FDA or other regulatory authorities where necessary.

     (b) Press Release and Public Announcements. MiniMed and Trimeris shall not issue any press release or public announcement with respect to this Agreement without the prior consent of the other Party as to the form and content of such release, except for any such release or announcement that may be required by Law or the rules or regulations of any exchange on which the securities of a Party are listed, traded or qualified for trading. To the extent practical, the parties shall consult with each other in advance as to the form, content and timing of all releases or announcements. It is the present intention of the Parties to issue a joint press release announcing the execution of this Agreement.

     (c) Existing Mutual Nondisclosure Agreement. The Mutual Nondisclosure Agreement catered into by the Parties and effective as of August 21, 1996 is superseded by Section 11 of this Agreement; provided, however, that any confidential information disclosed by one Party to the other pursuant to such Mutual Nondisclosure Agreement shall be treated as if it had been disclosed after the Effective Date of this Agreement and shall therefore be subject to the terms of this Section.

     12. Indemnification.

     (a) Indemnification by MiniMed. MiniMed shall indemnify, defend and hold Trimeris harmless from and against any and all Losses resulting from or arising out of the negligence or willful misconduct of MiniMed in the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, MiniMed shall indemnify, defend and hold Trimeris harmless from and against any losses relating to product liability claims solely with respect to MiniMed Products which are designed, developed and manufactured solely and independently by MiniMed.

     (b) Indemnification by Trimeris. Trimeris shall indemnify, defend and hold MiniMed harmless from and against any Losses resulting from or arising out of the negligence of willful misconduct of Trimeris in performing is obligations under this Agreement. Without limiting the generality of the foregoing, Trimeris shall indemnify, defend and hold MiniMed harmless from and against any Losses resulting from any design defect with respect to any Trimeris Compound which is the subject of the cooperative efforts pursuant to this Agreement.

     (c) Indemnification Procedures. A Party seeking indemnification (the "Indemnified Party") pursuant to this Section 12 shall notify, in writing, the other Party (the "Indemnifying Party") within fifteen (15) days of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification. An Indemnified Party's failure to so notify the Indemnifying Party shall not, however, relieve the Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, or materially prejudiced with respect to, the opportunity to remedy or otherwise mitigate the event or activity(ies) giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional quantifiable damages as a result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party claims indemnification hereunder. The Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but with respect to any issue involved in such claim, demand, lawsuit or other proceeding with respect to which the Indemnifying Party has acknowledged its obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the right to select counsel, settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the Indemnifying Party shall deem appropriate, subject to any reasonable objection of the Indemnified Party.

     (d) Insurance. The Parties, through the Managing Committee, shall pursue the purchase of appropriate liability insurance which would jointly insure both of the Parties for the activities undertaken pursuant to this Agreement, to the extent such insurance is available to the Parties on commercially reasonable terms. The Managing Committee shall in good faith determine the most efficient and effective way to obtain such insurance and shall in good faith negotiate an appropriate allocation of the cost of acquiring any such insurance.

     13. General.

     (a) Entire Agreement. This Agreement, including any Schedules, Exhibits and Appendices, constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written, including that certain Letter Agreement between the parties dated December 10, 1996 (as amended) relating to the subject matter of this Agreement.

     (b) Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Headings of sections and subsections of this Agreement are for convenience only and the construction of this Agreement shall not be affected by reference to such headings.

     (c) Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if personally delivered or mailed by first class certified or registered mail, postage prepaid, hand delivered, or sent by telecopy or by reputable courier. Notices sent by U.S. mail shall be deemed delivered three (3) days after deposit with postal authorities or upon confirmed delivery if personally delivered, sent by confirmed fax or courier service. Unless otherwise specified in writing, the mailing addresses of the parties shall be as described below.

For Trimeris:     Trimeris, Inc.
                  4727 University Drive
                  Durham, North Carolina 27707
                  Attention. President
                  Fax Number: (919)419-1816

Copy to:          General Counsel at same address
                  Fax Number: (919)419-1816

For MiniMed:      MiniMed Inc.
                  12744 San Fernando Road
                  Sylmar, California 91342
                  Attention: President
                  Fax Number: (818) 362-6928

Copy to:          General Counsel at same address
                  Fax Number (818) 367-1460

     (d) Amendment and Waiver. This Agreement may be modified, amended and supplemented only by written agreement signed by the Parties. The waiver by any Party to this Agreement of any breach or violation of any provision of this Agreement by the other Party shall not operate or be construed to be a waiver of any subsequent breach or violation of the same or any other provision of this Agreement.

     (e) Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and inure to the benefit of, the legal successors to the Parties hereto.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (g) Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and be bound by the mutually agreed substitute provision.

     (h) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. When this Agreement uses the word "including" such word shall be deemed to be followed by the words "without limitation".

     (i) Force Majeure. Both Parties to this Agreement shall be excused from the performance of their obligations hereunder if such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and file nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, "force majeure" shall include conditions beyond the control of the Parties and not resulting from the negligence of the Party seeking excuse, including an act of God, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

     (j) Independent Contractors. The relationship of Trimeris and MiniMed established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other or allow one Party to create or assume any obligation on behalf of the other of any purpose whatsoever.

     (k) Limitation of Liability. Except as may be elsewhere herein specifically provided for, neither Party shall be liable to the other for indirect, special, incidental, consequential or punitive damages, or for any lost profits of the other Party, however caused and on any theory of liability, arising out of the performance or failure to perform any obligations set forth herein.

     IN WITNESS WHEREOF, this Agreement is executed and effective as of the date first above written.


TRIMERIS, INC.


/s/  Max N. Wallace
     -------------------------
     Max N. Wallace
     Vice President, Operations and General Counsel




MINIMED INC.


/s/  Terrance H. Gregg
     -------------------------
     Terrance H. Gregg
     President & Chief Operating Officer

                                   Schedule A


                               Managing Committee


Trimeris, Inc.                             MiniMed Inc.

TO BE DETERMlNED                           Eric S. Kentor
                                             Senior Vice President and General
                                             Counsel

TO BE DETERMINED                           William Van Antwerp
                                             Chief Scientist



Alliance Coordinator:                      Alliance Coordinator:

TO BE DETERMINED                           TO BE DETERMINED



                        Senior Management Representative

Trimeris, Inc.                             MiniMed Inc.

TO BE DETERMINED                           Terrance H. Gregg
                                             President & Chief Operating Officer

                                  Page 25 of 2S